As filed with the Securities and Exchange Commission on December 19, 2012

Registration Statement No. 333-142180

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	84-1060803
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2025

Houston, Texas 77010

(713) 969-3293

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Seth Bullock

Chief Financial Officer

Par Petroleum Corporation

1301 McKinney, Suite 2025

Houston, Texas 77010

(713) 969-3293

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

E. James Cowen

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Telephone: (713) 226-6000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TABLE OF ADDITIONAL REGISTRANTS*

The following subsidiaries of Par Petroleum Corporation are additional registrants under this Post-Effective Amendment.

Name	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Piper Petroleum Corporation	Colorado	74-3039489
Delta Exploration Company, Inc.	Colorado	84-1060803
Castle Texas Exploration Limited Partnership	Texas	75-2896484
DPCA, LLC	Delaware	84-1060803
DLC, Inc.	Colorado	84-0783989

*	The address for each of the additional registrants is c/o Par Petroleum Corporation, 1301 McKinney, Suite 2025, Houston, Texas 77010, Telephone: (713) 969-3293.

The name and address, including zip code, of the agent for service for each of the additional registrants is R. Seth Bullock, Chief Financial Officer of Par Petroleum Corporation, 1301 McKinney, Suite 2025, Houston, Texas 77010. The telephone number, including area code, of the agent for service for each of the additional registrants is (713) 969-3293.

Deregistration of Securities

This Post-Effective Amendment on Form S-3 relates to a Registration Statement on Form S-3, No. 333-142180, of Par Petroleum Corporation, formerly known as Delta Petroleum Corporation, pertaining to the registration of an indeterminate amount of senior and subordinated debt securities, common stock, preferred stock, warrants to purchase any of the other securities that may be sold under that Registration Statement and senior or subordinated unsecured guarantees of debt securities, which was filed with the Securities and Exchange Commission on April 17, 2007.

As previously disclosed, on December 16, 2011, Delta Petroleum Corporation and its subsidiaries Amber Resources Company of Colorado, DPCA, LLC, Delta Exploration Company, Inc., Delta Pipeline, LLC, DLC, Inc., CEC, Inc. and Castle Texas Production Limited Partnership filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On January 6, 2012, Castle Exploration Company, Inc., a subsidiary of Delta Pipeline, LLC (collectively, with Delta Petroleum Corporation and the aforementioned subsidiaries, the “Debtors”), also filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Debtors’ chapter 11 cases were consolidated for the purpose of joint administration under the caption In re Delta Petroleum Corporation, et al., Case No. 11-14006 (KJC) (the “Chapter 11 Cases”). On August 16, 2012 (the “Confirmation Date”), the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Third Amended Joint Chapter 11 Plan of Reorganization of Delta Petroleum Corporation and Its Debtor Affiliates dated August 13, 2012 (as confirmed, the “Plan”). On August 31, 2012 (the “Effective Date”), the Debtors consummated their reorganization under the Bankruptcy Code and the Plan became effective. On the Effective Date, Delta Petroleum Corporation changed its named to Par Petroleum Corporation.

Because of the reorganization under the Plan, there will be no future offers or sales under the Registration Statement. As the Company has no obligation to keep the Registration Statement effective, this Post-Effective Amendment is being filed to deregister all of the securities previously registered under the Registration Statement that remain unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized.

PAR PETROLEUM CORPORATION

Date: December 19, 2012	By:	/s/ R. Seth Bullock
R. Seth Bullock
Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John T. Young, Jr. and R. Seth Bullock, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity In Which Signed	Date

/s/ John T. Young, Jr.	Chief Executive Officer (Principal Executive Officer)	December 19, 2012
John T. Young, Jr.

/s/ R. Seth Bullock	Chief Financial Officer (Principal Financial and Accounting Officer)	December 19, 2012
R. Seth Bullock

/s/ Jacob Mercer	Director	December 19, 2012
Jacob Mercer

/s/ Benjamin Lurie	Director	December 19, 2012
Benjamin Lurie

/s/ William Monteleone	Director	December 19, 2012
William Monteleone

/s/ Michael R. Keener	Director
Michael R. Keener		December 19, 2012

/s/ L. Melvin Cooper	Director
L. Melvin Cooper		December 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized.

PIPER PETROLEUM CORPORATION

Date: December 19, 2012	By:	/s/ John T. Young, Jr.
John T. Young, Jr., as Trustee for the Delta Petroleum Corporation General Recovery Trust

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized.

DELTA EXPLORATION COMPANY, INC.

Date: December 19, 2012	By:	/s/ John T. Young, Jr.
John T. Young, Jr., as Trustee for the Delta Petroleum Corporation General Recovery Trust

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized.

CASTLE TEXAS EXPLORATION LIMITED PARTNERSHIP

Date: December 19, 2012	By:	/s/ John T. Young, Jr.
John T. Young, Jr., as Trustee for the Delta Petroleum Corporation General Recovery Trust

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized.

DPCA LLC

Date: December 19, 2012	By:	/s/ John T. Young, Jr.
John T. Young, Jr., as Trustee for the Delta Petroleum Corporation General Recovery Trust

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized.

DLC, INC.

Date: December 19, 2012	By:	/s/ John T. Young, Jr.
John T. Young, Jr., as Trustee for the Delta Petroleum Corporation General Recovery Trust